Exhibit 10.3

FORM AMENDMENT TO EMPLOYMENT/SEVERANCE AGREEMENT

This AMENDMENT TO CARMAX, INC. EMPLOYMENT/SEVERANCE AGREEMENT FOR EXECUTIVE OFFICER (the “Amendment”), is made on this 3rd day of November, 2008 (the “Effective Date”), by and between CarMax, Inc. (“CarMax”) and [EXECUTIVE NAME] (the “Executive”);

WHEREAS, CarMax and the Executive executed the CarMax, Inc. Employment/ Severance Agreement for Executive Officer, effective as of [DATE OF AGREEMENT](the “Agreement”); and

WHEREAS, CarMax and the Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CarMax and the Executive, intending to be legally bound, agree as follows:

1.	Section 7.7(b)(iv) of the Agreement shall be deleted in its entirety and replaced with the following:

The Executive shall be entitled to his Accrued Obligations.  The Accrued Obligations provided under Section 7.2(b)(i) and (ii) shall be paid to the Executive in a lump sum cash payment within ten (10) days after the Date of Termination or as soon thereafter as may be practicable.  The Accrued Obligations provided under Section 7.2(b)(iii) and (iv) shall be paid in accordance with the terms of the plan under which they are due.

2.	A new Section 7.7(b)(vi) shall be added to the Agreement:

The Executive shall be entitled to a one-time payment in an amount equal to the Executive’s Base Salary on the Date of Termination multiplied by ______ percent (__%)[APPLICABLE NUMBER].  This one-time payment shall be paid to the Executive in a lump sum cash payment within ten (10) days after the Date of Termination or as soon thereafter as may be practicable.

3.	Defined terms used but not defined in this Amendment shall have the meanings assigned to them in the Agreement.

4.
CarMax and the Executive hereby acknowledge and agree that, except as provided in this Amendment, the Agreement has not been modified, amended, or superseded.  The Agreement as amended herein is hereby ratified and confirmed by the parties hereto and shall continue in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth above.

IN WITNESS WHEREOF, CarMax and the Executive have executed and delivered this Amendment effective as of the Effective Date.

[EXECUTIVE]	CarMax, Inc.

By:	By:

Schedule of Terms for Named Executive Officers

Name	Title	Date of Original Employment/Severance Agreement [1]	Applicable Number [2]
Thomas J. Folliard	President and Chief Executive Officer	October 17, 2006	100%
Keith D. Browning	Executive Vice President and Chief Financial Officer	February 14, 2007	60%
Michael K. Dolan	Executive Vice President and Chief Administrative Officer	February 14, 2007	60%
Joseph S. Kunkel	Senior Vice President, Marketing and Strategy	February 14, 2007	40%
Richard M. Smith	Senior Vice President and Chief Information Officer	February 14, 2007	40%

1.  See first “Whereas” clause of Form Amendment to Employment/Severance Agreement
2.  See Section 2 of Form Amendment to Employment/Severance Agreement